UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware 19801
(Address of principal executive offices and Zip Code)

(302) 295-4937
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note:

We are filing this amended current report on Form 8-K/A to correct the number of shares sold and the number of investors as reported in the Form 8-K filed on January 27, 2010.

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Effective January 21, 2010, we entered into subscription agreements with three offshore investors whereby we issued an aggregate of 300,000 shares of common stock, at a purchase price of $1.00 per share, in a non-brokered private placement. The offer and sale of the shares, occurred outside of the United States. The form of subscription agreement is attached as exhibit 10.1 to our current report on Form 8-K.

We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

No advertising or general solicitation was employed in offering the securities.

The securities issued in the non-brokered private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	Form of Private Placement subscription agreement (attached as an exhibit to our current report on Form 8-K filed on January 27, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY RESOURCES LIMITED

By:
/s/ David Lee
David Lee
President,
January 27, 2010